EXHIBIT 23(a)






CONSENT OF INDEPENDENT AUDITORS




GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of General Motors Corporation of:

   - our report dated April 12, 1999 appearing in the Current Report on Form 8-K of General Motors Corporation dated April 12, 1999;
   - our report dated January 20, 1999 (March 1, 1999 as to Note 19) appearing on page IV-16 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1998; and
   - our report dated May 7, 1998 appearing in the Annual Report on Form 11-K of the Hughes Salaried Employees' Thrift and Savings Plan, the Hughes California Hourly Employees' Thrift and Savings Plan, the Hughes Tucson Bargaining Employees' Thrift and Savings Plan, and the Hughes Thrift and Savings Plan for the year ended November 30, 1997.




/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
April 16, 1999






























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